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                                 AMENDMENT NO. 1 TO
                                  PROMISSORY NOTE


THIS AMENDMENT, is made as of the 15th day of March, 1999, by and between Destron Fearing Corporation, a Delaware corporation (the "Maker"), and Data Sales Co., Inc., a Minnesota corporation ("Holder"), as assignee of Raytheon Marine Company ("Raytheon").

                                    WITNESSETH:

WHEREAS, the Maker previously executed and delivered to Hughes Microelectronics Europa Espana S.A. ("Hughes") that certain Promissory Note (the "Hughes Note") dated as of June 1, 1997 in the original principal amount of $4,290,562.00 and payable to the order of Hughes, a copy of which is attached hereto as EXHIBIT A;

WHEREAS, Raytheon acquired all right, title and interest of Hughes in the Hughes Note when Raytheon acquired Hughes' assets;

WHEREAS, on the date hereof, Raytheon assigned to the Holder the Hughes Note and all of Raytheon's right, title and interest in and to the Hughes Note; and

WHEREAS, in consideration of, among other things, the issuance by the Maker to the Holder on the date hereof of warrants to purchase 275,000 shares of the Maker's $0.01 per share par value common stock, the Maker and the Holder have agreed to amend the Hughes Note as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing premises, and further in consideration of the mutual promises herein contained, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Holder hereby agree to amend the Hughes Note as follows:

1. The first sentence in the first paragraph of the Hughes Note is hereby deleted in its entirety and is replaced and superseded by the following sentence:

          FOR VALUE RECEIVED, the undersigned, Destron Fearing Corporation, a Delaware corporation ("Maker"), promises to pay to Data Sales Co., Inc. ("Holder"), the principal amount of One Million Five Hundred Twenty-Eight Thousand Seven Hundred Eighty-One and 00/100 U.S. Dollars (U.S. $1,528,781.00), with interest from March 1, 1999 on the unpaid principal balance hereunder accruing at the rate of 9.25% per annum. This Note shall be payable in monthly installments of Fifty Thousand and 00/100 U.S. Dollars (U.S. $50,000.00), with the first installment of interest and principal due on March 31, 1999, and continuing on the last day of each calendar month until the amounts evidenced by this Note are paid in full.

2. The dollar amount of "$4,290,562.00," wherever such amount appears in the Hughes Note and whether such amount appears in numbers or words, is hereby changed to "$1,528,781.00."

3. The second paragraph of the Hughes Note, beginning with "This Note arises from a debt owing on the sale of industrial property . . .," is hereby deleted in its entirety.
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4.   The third sentence in what was the third paragraph of the Hughes Note, beginning with "All amounts due hereunder shall be payable without defense, set off or counterclaim . . .," is hereby deleted in its entirety and is replaced and superseded by the following sentence:

          All amounts due hereunder shall be payable without defense, set off or counterclaim, in lawful money of the United States of America, by check make payable to the Holder and sent by the Maker to the Holder at 3450 Burnsville Parkway, Burnsville, Minnesota 55337, or in such other manner or at such other place as Holder or any holder hereof shall designate in writing for such purpose from time to time.

5. What was the fourth paragraph of the Hughes Note, beginning with "The foregoing notwithstanding, to the extent permitted by Maker's existing Loan and Security Agreement with Coast Business Credit-Registered Trademark- ("Senior Lender") any and all amounts received by Maker . . .," is hereby deleted in its entirety.

6. What was the fifth paragraph of the Hughes Note, beginning with "At the end of each calendar quarter commencing with the quarter ending December 31, 1997, to the extent Maker is in compliance with the Senior Lender's payment schedule . . . ," is hereby deleted in its entirety.

7. The portion of the first sentence of what was the eighth paragraph of the Hughes Note, consisting of "Upon the occurrence that Maker should be found in default as stated under Senior Lender's Events of Default (Exhibit B)," is hereby deleted in its entirety and is replaced and superseded by the following:

          Upon the occurrence that Maker should be found in default as stated under the Events of Default of Coast Business
          Credit-Registered Trademark- ("Senior Lender") (Exhibit B),

8. The second sentence of what was the ninth paragraph of the Hughes Note, beginning with "At all times while this Note is outstanding, Maker will provide the Holder and a copy to its parent, Hughes Electronic Corporation . . .," is hereby deleted in its entirety and is replaced and superseded by the following:

          At all times while this Note is outstanding, Maker will provide the Holder its Form 10-Q quarterly filings and Form 10-K annual filing with the Securities and Exchange Commission ("SEC") simultaneously with making its filing with the SEC.

9. What was the tenth paragraph of the Hughes Note, beginning with "Maker convenants to deliver to Holder, to the attention of Mr. Amnon Carr, on or before June 30, 1997, a letter or letters from Maker's outside legal counsel . . .," is hereby deleted in its entirety. What was the eleventh paragraph of the Hughes Note, beginning with "Maker covenants to deliver to Holder, to the attention of Mr. Amnon Carr, within ninety (90) days after the end of each of Maker's fiscal years . . .," is hereby deleted in its entirety.

10. What was the twentieth paragraph of the Note, beginning with "Notices to the Holder required in the terms of this Note shall be provided . . .," is hereby deleted in its entirety and is replaced and superseded by the following sentence:

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          Notices to the Holder required in the terms of this Note shall be provided to the Holder at 3450 Burnsville Parkway, Burnsville, Minnesota 55337.

11. Exhibit A and Exhibit C to the Hughes Note are hereby deleted in their entirety.

12. To the extent of any conflict between the paragraph numbers of the Hughes Note, or what were the paragraph numbers of the Hughes Note, and the portions of the Hughes Note quoted herein, the quoted portions of the Hughes Note shall govern.

13. Except as expressly amended hereby, the Hughes Note shall remain in full force and effect in accordance with its original terms.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Promissory Note to be executed as of the date and year first above written.

                                   MAKER:

                                   Destron Fearing Corporation


                                   By:  /s/ Randolph K. Geissler
                                        --------------------------------------
                                        Randolph K. Geissler

                                   Its:  President and Chief Executive Officer


                                   HOLDER:

                                   Data Sales Co., Inc.



                                   By:  /s/ R. C.  Breckner
                                        --------------------------------------
                                        Ronald Breckner

                                   Its: President
                                        --------------------------------------
                                        Title Typed or Printed


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